As filed with the Securities and Exchange Commission on May 1, 2006.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	20-1862323
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

(Address of Principal Executive Offices, Including Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:  Registration No. 333-120847

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.0001 par value per share

(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant’s Securities to be Registered.

Behringer Harvard Opportunity REIT I, Inc. (the “Registrant”) hereby incorporates herein the description of the Registrant’s common stock, $0.0001 par value per share by reference to the “Description of Shares” section of the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on September 20, 2005 (Registration No. 333-120847) and all amendments to such registration statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.           Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1.

Articles of Amendment and Restatement of the Registrant (previously filed in and incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 4 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-120847, filed on September 12, 2005).

2.

Bylaws of the Registrant (previously filed in and incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-120847, filed on November 30, 2004).

3.

Form of Subscription Agreement and Subscription Agreement Signature Page (previously filed in and incorporated by reference to Exhibit B to the Registrant’s prospectus dated September 20, 2005 filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, filed on September 30, 2005).

4.	Amendment to Bylaws of the Registrant (previously filed in and incorporated by reference to Exhibit 3.2a to Form 8-K filed on February 24, 2006).

5.	Amended and Restated Distribution Reinvestment Plan (previously filed in and incorporated by reference to Exhibit 10.2 to Form 8-K filed on February 24, 2006).

6.

Automatic Purchase Plan of the Registrant, effective as of September 20, 2005 (previously filed in and incorporated by reference to Exhibit D to the Registrant’s prospectus dated September 20, 2005 filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, filed on September 30, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal and Secretary

Date:  May 1, 2006